UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2016 (May 18, 2016)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 18, 2016, Tenneco Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Thomas C. Freyman	49,444,870	79,063	76,454	2,729,376

Dennis J. Letham	49,229,775	294,379	76,233	2,729,376

James S. Metcalf	49,445,381	78,705	76,301	2,729,376

Roger B. Porter	48,034,847	1,487,664	77,876	2,729,376

David B. Price, Jr.	48,474,101	1,048,301	77,985	2,729,376

Gregg M. Sherrill	47,153,951	2,363,663	82,773	2,729,376

Paul T. Stecko	48,404,421	1,117,031	78,935	2,729,376

Jane L. Warner	49,141,175	379,855	79,357	2,729,376

Roger J. Wood	49,044,510	477,274	78,603	2,729,376

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year 2016 was approved based upon the following votes:

Votes for	52,234,319

Votes against	48,946

Abstentions	46,498

There were no broker non-votes for this item.

3. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding vote:

Votes for	47,632,789

Votes against	1,862,142

Abstentions	105,456

Broker non-votes	2,729,376

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 19, 2016	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary